UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

______________
FORM 8-K
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CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) October 11, 2012

CHINA XD PLASTICS COMPANY LIMITED
(Exact Name of Registrant as Specified in Its Charter)

Nevada	001-34546	04-3836208
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

No. 9 Dalian North Road, Haping Road Centralized Industrial Park, Harbin Development Zone, Heilongjiang Province, PRC 150060
(Address of Principal Executive Offices)

(86) 451-8434-6600
(Registrant’s Telephone Number, Including Area Code)

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01 Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On October 4,  2012, Mr. Robert L. Brisotti resigned from his position as an independent director and as a member of the Audit Committee, the Compensation Committee and the Nominating Committee, respectively, of the Board of Directors of China XD Plastics Company Limited (the “Company”) , effective immediately. Listing Rule 5605(c)(2)(A) of The NASDAQ Stock Market (the “NASDAQ”) requires that each listed company must have an audit committee of at least three members, each of whom, among other requirements, must be an independent director and meet the criteria for independence set forth in Rule 10A-3(b) under the Securities Exchange Act of 1934, as amended. After Mr. Brisotti’s resignation, the Audit Committee currently consists of two members, both of whom are independent directors. On October 11, 2012,  the Company received a letter from NASDAQ acknowledging that the Company no longer complies with the minimum size audit committee requirements as set forth in Listing Rule 5605(c)(2)(A) . The letter also confirmed the Company’s opportunity to regain compliance within the cure period provided in Listing Rule 5605(c)(4).

The Company has begun a search for a new independent director to fill the vacancy on the Audit Committee within the cure period provided  in Listing Rule 5605(c)(4) of NASDAQ. The cure period is the earlier of the Company’s next annual shareholders’ meeting or October 4, 2013, provided however that in the event that the next annual shareholders’ meeting is held before April 2, 2013, then the cure period shall run until April 2, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: October 15, 2012

CHINA XD PLASTICS COMPANY LIMITED

By:	/s/ Jie Han
Name: Jie Han
Title: Chief Executive Officer